Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm


We consent to the references to our firm under the captions "Financial Highlights" in the Class A, Class B, Class C, Class Y and Class Z shares' Prospectuses and "Disclosure of Portfolio Holdings," "Independent Registered Public Accounting Firm," and "Financial Statements" in the Class A, Class B, Class C, Class Y, and Class Z shares' Statement of Additional Information and to the incorporation by reference of our reports, dated December 19, 2008, on the financial statements and financial highlights of Pioneer Global High Yield Fund, Pioneer Global Aggregate Bond Fund, and Pioneer Global Diversified Equity Fund included in the Annual Reports to the Shareowners for the year ended October 31, 2008, as filed with the Securities and Exchange Commission in Post-Effective Amendment Number 13 to the Registration Statement (Form N-1A, No. 333-62166) of Pioneer Series Trust VII.


                                                        /s/ ERNST & YOUNG LLP


Boston, Massachusetts
February 23, 2009